Exhibit 10-A-32










                                SERVICE AGREEMENT

                                     between

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                       and

                    PUBLIC SERVICE COMPANY OF NORTH CAROLINA






                                November 1, 1995




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                                SERVICE AGREEMENT


         THIS AGREEMENT entered into this first day of November, 1995, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, hereinafter referred to as "Buyer," second party,

                               W I T N E S S E T H

         WHEREAS, pursuant to Order Nos. 636, issued by the Federal Energy Regulatory Commission (Commission), Buyer has notified Seller of its desire to convert its firm transportation service under Seller's Rate Schedule X-304 from Service under Part 157 of the Commission's regulations to service under Part 284(G) of the Commission's regulations; and

         WHEREAS, Buyer has designated that such Part 284(G) service will be rendered under Seller's Rate Schedule FT; and

         WHEREAS, Seller has prepared this agreement for service for Buyer under Rate Schedule FT, and this agreement will supersede and terminate the existing service agreement between Seller and Buyer under Rate Schedule X-304.

         NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                           GAS TRANSPORTATION SERVICE

         1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of

                  a. 38,000 Mcf per day for the peak winter months of December, January, and February, and
                  b. 34,200 Mcf per day for the shoulder winter months of November and March

         2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.

                                   ARTICLE II
                               POINT(S) OF RECEIPT

         Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to


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allow the gas to enter Seller's  pipeline  system at the varying  pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be: See Exhibit A, attached hereto, for points of receipt.

                                   ARTICLE III
                              POINT(S) OF DELIVERY

         Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

         See Exhibit B, attached hereto, for points of delivery and pressures.

                                   ARTICLE IV
                                TERM OF AGREEMENT

         This agreement shall be effective as of November 1, 1995 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time November 1, 2005 and thereafter until terminated by Seller or Buyer upon at least nine (9) months prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221 (d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

                                    ARTICLE V
                             RATE SCHEDULE AND PRICE


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         1. Buyer shall pay Seller for natural gas delivered to Buyer  hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof.
         2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.
         3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

                                   ARTICLE Vl
                                  MISCELLANEOUS

         1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:

                  Rate Schedule X-304 Service Agreement between Seller and Buyer, dated June 29, 1990, as amended on February 1, 1992 and as amended on February 1,1993.

         2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

         3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

         4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.


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         5.       Notices to either party shall be in writing and
shall be considered as duly delivered when mailed to the other party at the following address:

         (a)      If to Seller:
                  Transcontinental Gas Pipe Line Corporation
                  P.O. Box 1396
                  Houston, Texas, 77251
                  Attn: Customer Services

         (b)      If to Buyer:
                  Public Service Company of North Carolina, Inc.
                  P.O. Box 1398
                  Gastonia, North Carolina 28053-1398
                  Attn: Senior Vice President - Gas Supply and
                  Transportation

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.




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IN WITNESS  WHEREOF,  the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.


         TRANSCONTINENTAL GAS PIPE LINE CORPORATION
         (Seller)

         By: /s/ Frank J. Ferazzi
         Frank J. Ferazzi
         Vice President - Customer Service


         PUBLIC SERVICE COMPANY OF NORTH CAROLINA
         (Buyer)

         By:/s/ Franklin H. Yoho
         Title Senior Vice President-Marketing & Gas Supply



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


                                                   EXHIBIT A

                                                 Buyer's                    Buyer's
                                                 Mainline Capacity          Mainline Capacity
                                                 Entitlement                Entitlement
                      Receipt                    Peak Months                Shoulder Months
                      Point 1/                   (Mcf Per Day) 2/           (Mcf Per Day) 2/
                      --------                   ----------------           ----------------

TIER I                Holmesville                    33,015                             29,714

TIER II                                              33,015                             29,714
                      Jefferson Davis County-
                        Miss Fuels

TIER III                                             38,000                             34,200
                      Clarke County - Miss
                        Fuels
                      Magnolia Pipeline
                        Interconnect
                      Jonesboro - SNG
                      Heidelberg
                      Station 85 Main Line
                        Pool


--------------
         TIER I - Transco's mainline between  Holmesville and Station 70 TIER II
         -  Transco's  mainline  between  Station  70 and  Station 80 TIER III -
         Transco's mainline downstream of Station 80

     1/ Transco's ability to receive gas under this Rate Schedule at specific point(s) of receipt is subject to the operating limitations of Transco and the upstream party at such point(s) and the availability of capacity at such point(s) of receipt.

     2/ These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in Article V, 2 of this Service Agreement, which are subject to change as provided for in Article V, 2 hereof. The volume provided for each tier represents the maximum allowable firm capacity entitlement to be transported through the associated tier from all receipt points within that tier. However, the total cumulative capacity entitlement for ail receipt points provided herein shall not exceed the specified capacity entitlement provided for Tier III, which amount shall equal Shipper's transportation contract demand quantity. To the extent that on any day other participants in Transco's Southern Expansion
Project are not utilizing their total daily TCQ within a Tier, Transco is willing to receive additional quantities of gas from Shipper at such points within such Tier, on an interruptible basis, not to exceed Shipper's total daily
TCQ.



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                                                   EXHIBIT B

                                   Transportation             Transportation
                                   Contract Quantity          Contract Quantity
Delivery Point(s)                  Peak Months                Shoulder Months
of Delivery and Pressures*         (Mcf Per Day)              (Mcf Per Day)
--------------------------         -------------              -------------

Dan River                          25,000                     22,500
Mill Springs                       13,000                     11,700
                                   ------                     ------
     Total Transportation
             Contract Quantity:    38,000                     34,200

* Subject to the conditions contained in this Agreement, Seller shall make deliveries of gas for the account of Buyer at the Point(s) of Delivery specified above at such pressures as may be available from time to time in Seller's line serving such Point(s) of Delivery not to exceed maximum allowable operating pressure, but not less than the minimum pressure specified in either Seller's FERC tariff or any other superseding agreements for service for deliveries at the Point(s) of Delivery.

     Deliveries of gas to the Point(s) of Delivery shall be subject to the limitations of Shipper's Delivery Point Entitlements (DPE) at such points as set forth in Transco's FERC Gas Tariff.



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